Exhibit 99.1

Mercantile Bank Corporation and Firstbank Corporation

Shareholders Approve Merger

Shareholders Overwhelmingly Support Merger of Equals

Grand Rapids & Alma, Mich. – December 12, 2013 -- Mercantile Bank Corporation (“Mercantile”) (NASDAQ: MBWM) and Firstbank Corporation (“Firstbank”) (NASDAQ: FBMI) today announced the results of their respective special meetings of shareholders held this morning.

The shareholders of both companies overwhelmingly voted to approve the Agreement and Plan of Merger providing for the merger of Mercantile and Firstbank. Over 99% of the Mercantile shares and 95% of the Firstbank shares voted on the proposals to approve the Agreement and Plan of Merger were voted in favor of the proposals. In addition, Mercantile shareholders approved the issuance of shares of Mercantile common stock to Firstbank shareholders pursuant to the Agreement and Plan of Merger.

“We are very pleased to announce that Mercantile’s shareholders have endorsed our proposed merger with Firstbank,” said Michael Price, Chairman of the Board and Chief Executive Officer of Mercantile. “This is a crucial milestone in bringing our companies together. We continue to work toward satisfaction of all closing conditions, and are working cooperatively with the Federal Reserve Board as it conducts its review of the proposed combination. We remain confident that closing will occur in the first quarter of 2014.”

Thomas Sullivan, Chief Executive Officer of Firstbank, continued, “Our shareholders today showed strong support for our collective efforts to combine two great community banks to create Michigan’s premier community banking franchise. With integration planning well underway, we remain confident that our combined company will offer great opportunity for our customers, shareholders and employees.”

About Mercantile Bank Corporation

Based in Grand Rapids, Michigan, Mercantile Bank Corporation is the bank holding company for Mercantile Bank of Michigan. Founded in 1997 to provide banking services to businesses, individuals and governmental units, the Bank differentiates itself on the basis of service quality and the expertise of its banking staff. Mercantile has seven full-service banking offices in Grand Rapids, Holland and Lansing, Michigan.

About Firstbank Corporation

Firstbank Corporation, headquartered in Alma, Michigan, is a bank holding company using a community bank local decision-making format with assets of $1.5 billion and 46 banking offices serving Michigan's Lower Peninsula.

Important Information for Investors

Communications in this Current Report on Form 8-K do not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Mercantile and Firstbank have filed a registration statement on Form S-4 (Registration No. 333-191212) that includes a Joint Proxy Statement of Mercantile and Firstbank and also constitutes a prospectus of Mercantile and Firstbank. The registration statement, as amended, was declared effective by the SEC on November 6, 2013. Mercantile and Firstbank mailed the definitive Joint Proxy Statement and Prospectus to their respective shareholders in connection with the transaction on or about November 7, 2013. Mercantile and Firstbank may also file other documents with the SEC concerning the proposed merger. INVESTORS AND SECURITY HOLDERS OF MERCANTILE AND FIRSTBANK ARE URGED TO READ THE JOINT PROXY STATEMENT AND PROSPECTUS REGARDING THE PROPOSED MERGER AND OTHER RELEVANT DOCUMENTS THAT HAVE FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT MERCANTILE, FIRSTBANK, THE MERGER AND RELATED MATTERS. Investors and security holders may obtain a free copy of the joint proxy statement and prospectus and other documents containing important information about Mercantile and Firstbank through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Mercantile will be available free of charge on Mercantile’s website at www.mercbank.com on the “Investor Relations” page. Copies of the documents filed with the SEC by Firstbank will be available free of charge on Firstbank’s website at www.firstbankmi.com.

Forward-Looking Statements

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. These forward looking statements are subject to a number of factors and uncertainties which could cause Mercantile, Firstbank, or the combined company’s actual results and experience to differ from the anticipated results and expectations expressed in such forward looking statements. Forward looking statements speak only as of the date they are made and neither Mercantile nor Firstbank assumes any duty to update forward looking statements. These forward-looking statements include, but are not limited to, statements about (i) the expected benefits of the transaction between Mercantile and Firstbank, including future financial and operating results, accretion and earn-back, cost savings, enhanced revenues, long term growth, and the expected market position of the combined company that may be realized from the transaction, and (ii) Mercantile and Firstbank’s plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts. Other statements identified by words such as “opportunity,” “potential,” and “will,” statements that Mercantile and Firstbank are “confident” that certain results will occur, or words of similar meaning, generally are intended to identify forward-looking statements. These statements are based upon the current beliefs and expectations of Mercantile’s and Firstbank’s management and are inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond their respective control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from those indicated or implied in the forward-looking statements. Although Mercantile and Firstbank have signed an agreement, there is no assurance that they will complete the proposed merger. The merger agreement will terminate if the companies do not receive the necessary government approvals, or if any conditions to closing are not satisfied. Additional information concerning risks is contained in Mercantile’s and Firstbank’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other SEC filings.

FOR FURTHER INFORMATION:

MEDIA:

Amanda Passage

Lambert, Edwards & Associates

616-233-0500

apassage@lambert-edwards.com

INVESTORS:
Chuck Christmas	Bob Burton
Mercantile Bank Corporation	Lambert, Edwards & Associates
616-726-1202	678-576-2991
cchristmas@mercbank.com	rburton@lambert-edwards.com

Samuel Stone

Firstbank Corporation

989-466-7325

sstone@firstbankmi.com